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                                                                    EXHIBIT 23.2


                            CONSENT OF THE BOSTON
                         CONSULTING GROUP AND SHOP.ORG

     THE BOSTON CONSULTING GROUP AND SHOP.ORG HEREBY CONSENT TO THE USE OF OUR NAMES AND THE DATA PRESENTED IN THE "BUSINESS" SECTION OF THE PROSPECTUS OF THE ONE SOFT CORPORATION, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (REGISTRATION NO. 333-94233).

                                       /S/ ROBERT L. SMITH, JR.
                                           EXECUTIVE DIRECTOR
DATE: FEBRUARY 18, 2000                    SHOP.ORG

                                       /S/ JULIE BREEN
                                           E-COMMERCE RESEARCH
                                            SPECIALIST

                                           THE BOSTON CONSULTING GROUP